                                    Exhibit 6(a)
                    Certificate of Incorporation of the Company


                                   STATE OF IOWA
                            OFFICE OF SECRETARY OF STATE

     This is to Certify that the IOWA LIFE INSURANCE COMPANY of Des Moines, Iowa has filed in this office Articles of Incorporation, and paid the fees as by law provided.

     Therefore, this Certificate is issued, thereby authorizing it to transact business as a corporation, under and Subject to the laws of the State of Iowa, PERPETUALLY from October 30th, 1944.

     In testimony whereof, I have hereunto set my hand and caused to be affixed the seal of the office.

     Done at Des Moines, the Capital, this Thirtieth day of October, 1944.

     /s/ Wayne M. Ropes

     Wayne M. Ropes

     Secretary of State

     by [left blank] Deputy Secretary of State

     Expires  PERPETUAL

                             ARTICLES OF INCORPORATION
                                         OF
                            IOWA LIFE INSURANCE COMPANY

     We, the undersigned, for the purpose of transacting the business hereinafter set forth, do hereby associate ourselves together and under the following Articles of Incorporation unite ourselves into a body corporate under the provisions of Chapter 384 and Chapter 398 of the Code of Iowa, 1939, and all acts amendatory thereto, and assume all powers and obligations granted bodies corporate under said chapters, and do hereby adopt the following Articles of Incorporation, to-wit:

     ARTICLE I.

     NAME

     The name of this Corporation shall be IOWA LIFE INSURANCE COMPANY.

     ARTICLE II.

     PRINCIPAL PLACE OF BUSINESS

     The principal place of business of this Corporation shall be in the city of Des Moines, County of Polk, State of Iowa. It may establish and maintain branch offices, depositories and agencies elsewhere.

     ARTICLE III.

     POWERS, OBJECTS AND PURPOSES

     The purposes and objects for which this Corporation is formed, and the powers which it shall have and exercise, are:

     1. To make insurance on the lives of persons and every insurance appertaining thereto or connected therewith, and granting, purchasing or disposing of annuities, and to make insurance against bodily injury, disablement or death by accident, and against disablement resulting from sickness or old age and every insurance appertaining thereto, on a level premium plan and as a legal reserve company with all the rights and privileges granted or permitted by Chapter 384 and Chapter 398 of the Code of Iowa, 1939, and all acts amendatory thereto.

     2. To assume and exercise all the rights, powers and privileges that are now or may hereafter be conferred by law upon similar corporations, and to have the right of perpetual succession, sue and be sued, make contracts, acquire, own, and transfer property, real and personal, and have a common seal.

     3. To issue all forms of insurance contracts pertaining to or connected with the business of life insurance as it now or may hereafter be carried on in this state or elsewhere.

     4. To cede to and reinsure its excess risks wherever they may be in other companies or associations, and to accept and reinsure the excess risks of other companies or associations ceded to it.

     5. To buy, sell, invest and reinvest its funds in any of the securities or property in which a life insurance company may now or hereafter lawfully invest.

     6. To have and exercise all of the rights and powers necessary and incident to carrying into effect the purposes for which this Corporation is formed.

     7. The objects, powers and purposes specified above shall, except where otherwise expressed, be in no way limited or restricted by inference to or inference from the terms of any clause or paragraph of these Articles of Incorporation, and the foregoing shall be construed both as powers and objects and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred upon this Corporation by the laws of the State of Iowa, or any acts amendatory thereto, all of which are hereby expressly claimed.

     ARTICLE IV.

     CAPITAL STOCK

     The authorized capital stock of this Corporation is Five Hundred Thousand ($500,000.00) Dollars, divided into Two Hundred Six Thousand (206,000) shares, of which amount Two Hundred Thousand (200,000) shares of the par value of One ($1.00) Dollar per share, amounting to Two Hundred Thousand ($200,000.00) Dollars is "Common Stock," and Six Thousand (6,000) shares of the par value of Fifty ($50.00) Dollars per share, amounting to Three Hundred Thousand ($300,000.00) Dollars, is 6% cumulative "First Preferred Stock."

     The nature and definitive extent and preferences and privileges granted each class is, as follows:

     1. STOCK ISSUE CONDITIONS. No stock of this Corporation shall be issued until this Corporation has received payment in full therefor the selling price as fixed by the board of directors, which shall be not less than par, in cash or property, providing, however, that when it is issued for anything other than money it must be done in accordance with the statutes in force at the time said stock shall be issued.

     2. COMMON STOCK. The Common Stock shall be issued to and owned only by the Iowa Farm Bureau Foundation, its assigns, or a member in good standing of the

Iowa Farm Bureau Federation as defined in the By-Laws of this Corporation, and no one else shall be eligible to own the same.

     The Common stockholders shall be entitled to receive, when and as declared by the board of directors, subject to any limitations in these Articles contained, dividends from the net earnings of this Corporation on such equitable basis as the board of directors shall determine, and shall be payable annually when and as determined by the board of directors, provided, however, that no dividends shall be declared or paid on the Common Stock issued to and owned by the Iowa Farm Bureau Federation or its assigns in excess of six (6%) per cent per annum on the par value thereof. No dividends shall be declared or paid on the Common Stock until the board of directors has first declared dividends on the First Preferred Stock and paid or set apart the same to or for the account of said First Preferred stockholders. Dividends to the Common stockholders shall be non-cumulative. No person shall be entitled to dividends unless he is a Common stockholder of record at the time of the declaration of the same.

     The holders of Common Stock shall be entitled to one vote for each and every share of stock issued and owned at all meetings of the stockholders, and shall not have the privilege of voting by proxy but a corporate stockholder shall have the privilege of voting by an authorized representative or representatives, and no one other than the Iowa Farm Bureau Federation shall be entitled to own more than one share.

     The Common Stock of any holder thereof, other than the Iowa Farm Bureau Federation or its assigns, may be called, redeemed or retired at the election of the board of directors at such time or times as it shall determine, and shall be called, redeemed or retired by the board of directors whenever the holder thereof shall cease to be eligible to own the same by ceasing to be a member in good standing of a County Farm Bureau and the Iowa Farm Bureau Federation, as herein provided and as defined in the By-Laws, or any amendment thereto, upon the payment of the purchase price paid per share with accrued dividends, if any; provided, however, that not less than thirty (30) days' prior notice of such intention to retire or redeem such stock shall be given the holder of such stock called for retirement or redemption by written notice postpaid to the last known address of each stockholder as shown by the books of this Corporation.

     From and after the date fixed for such redemption all dividends on the Common Stock thereby called for redemption shall, unless the Corporation shall default in the payment of the redemption price, cease and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price and accrued dividends, if any, shall cease and terminate.

     The eligibility of a person, other than the Iowa Farm Bureau Federation or its assigns, to own and hold Common Stock in this Corporation shall be determined by the records of the Iowa Farm Bureau Federation of which the owner thereof or the one under which he is eligible to own the same is or was a member at the time of issue of said stock, and said books and records shall be conclusive of his or their said eligibility.

     In the event of the dissolution and winding up of the business of this Corporation, whether voluntary or involuntary, or in the event of the sale of all of the assets of the Corporation and the distribution of the proceeds thereof, the Common stockholder shall receive nothing until the First Preferred Stock has been paid in full the purchase price paid per share to this Corporation, together with all unpaid accrued dividends on such shares of stock.

     3. FIRST PREFERRED STOCK. The First Preferred Stock shall be issued to and owned only by members in good standing of a County Farm Bureau of this state and of the Iowa Farm Bureau Federation and shall have no voting privileges, and the holder of First Preferred Stock shall be entitled to receive, when and as declared by the board of directors, dividends from the net earnings of the Corporation at the rate of six (6%) per cent per annum, payable annually, when and as determined by the board of directors. Such dividends shall be payable before any dividends shall be paid on or set apart for the Common stockholders, and such dividends on the First Preferred Stock shall be cumulative so that if at any time at the dividend period dividends at the rate of six (6%) per annum should not have been paid upon or set apart for the First Preferred Stock, the deficiency shall be fully paid or set apart without interest before any dividends shall be paid or declared upon the Common Stock.

     The First Preferred Stock may be redeemed or retired in whole or in part, at the election of the board of directors at such time or times as it shall determine at the purchase price paid per share with accrued dividends, if any, provided, however, that not less than thirty (30) days' prior notice of such intention to retire or redeem such stock shall be given the holders of such stock so called for retirement or redemption by written notice postpaid to the last known address of such stockholders as shown by the books of the Corporation.

     No First Preferred stockholders shall have any preferential right respecting the retirement or redemption of the shares of First Preferred Stock owned by him, but in the event less than all of the outstanding shares of First Preferred Stock are to be redeemed such redemption may be made by lot or pro-rata in such manner as may be determined by the board of directors of this Corporation.

     From and after the date fixed for such redemption all dividends on the First Preferred Stock thereby called for redemption shall, unless the Corporation shall default in the payment of the redemption price, cease and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price and accrued dividends, if any, shall cease and terminate.

     In the event of the dissolution and winding up of the business of the Corporation, whether voluntary or involuntary, or in the event of the sale of all of the assets of the Corporation and the distribution of the proceeds thereof, the holder of the First Preferred Stock shall be entitled to be paid in full the purchase price paid per share, together with all unpaid dividends accrued on such shares, before any sum whatsoever shall be paid in liquidation on account of the Common Stock, and thereafter the Common Stock shall be entitled to the remaining assets.

     4. LIMITATION ON STOCKHOLDERS' DIVIDENDS. No cash dividend on the capital stock of the Corporation in excess of the amount required to pay dividends at the rate of six (6%) per annum on the par value on the issued and outstanding First Preferred Stock, shall be paid in any calendar year prior to January 1, 1946, unless the capital of the Corporation, its surplus and contingency reserves shall aggregate ten (10%) per cent or more of all other liabilities of the Corporation, and no cash dividend in excess of the amount required to pay dividends at the rate of six (6%) per cent per annum on the par value of the issued and outstanding First Preferred Stock shall be paid in any calendar year between January 1, 1946 and January 1, 1951, unless the capital, surplus and contingency reserves shall equal or exceed eight and one-half (8 1/2%) per cent of all other liabilities; nor shall any cash dividends in excess of the amount required to pay dividends at the rate of six (6%) per cent per annum on the par value of the issued and outstanding First Preferred Stock be paid on the capital stock in any calendar year after January 1, 1951, unless the capital, surplus and contingency reserves shall equal or exceed seven (7%) per cent of all other liabilities.

     No cash dividend in any one calendar year in excess of the amount required to pay dividends at the rate of six (6%) per cent per annum, on the issued and outstanding First Preferred Stock, shall be paid on the capital stock unless the policyholders dividend scale of the Corporation in effect for said calendar year results in an average net cost equal to or less than the average net cost to the ten legal reserve companies operating in the United States each having more than $250,000,000 insurance in force and showing the lowest average net cost.

     For the purpose of this comparison the average net cost shall be computed on the Whole Life Plan for ages at issue 25, 35, and 45, and for a policy issued in the amount of One Thousand ($1,000) Dollars. Cost for above ages shall be determined for each year of issue since organization of the Corporation, except that the cost on policies in force for twenty (20) years or more shall not be used. The actual dividends payable for the year in question shall be used and not a net cost based on dividend history. Companies doing primarily a mail order business or operating through lodges or as fraternal organizations, as well as United States Government Insurance, shall not be included in the comparison.

     5. REGISTERED OWNER. This Corporation shall be entitled to treat the person or corporation in whose name any share of stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable right or claim to any interest in such share on the part of any other person or corporation, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the State of Iowa or as may hereafter be provided.

     6. TRANSFER OF STOCK. The shares of First Preferred Stock in this Corporation shall be transferable only to a member in good standing of a County Farm Bureau of this state and of the Iowa Farm Bureau Federation, and the shares of Common Stock shall not be transferable in any manner except the shares owned by the Iowa Farm Bureau Federation, and no transfer except as herein provided shall be of any validity or cognizable by the Corporation, and no transfer of any stock of this Corporation shall be of any validity until duly entered on the books of the Corporation.

     7. INCREASE OR DECREASE OF STOCK. From time to time any class of stock may be increased or decreased as may be determined by vote of the stockholders present at any annual or special meeting possessing voting rights to the extent and in the manner provided by the statutes of the State of Iowa and these Articles of Incorporation, and in the event it is determined to increase the amount of First Preferred Stock it shall not be necessary to secure the consent of the holders of the First Preferred Stock; provided, however, that no other class of stock shall be created having preference over the First Preferred Stock as now authorized or as may hereafter be authorized in respect of payment of dividends out of the earnings or upon liquidation or dissolution unless the amendment authorizing such change shall receive the affirmative vote of the holders of not less than two-thirds of the outstanding First Preferred Stock voting as a class.

     8. All persons and/or corporations or associations who shall acquire stock in this Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, and shall, by their subscription therefor and acceptance thereof, be bound by the said Articles of Incorporation, and any amendments thereto, and the By-Laws duly adopted thereunder.

     ARTICLE V.

     OFFICERS AND DIRECTORS

     1. The business and affairs of this Corporation shall be managed by a board of twelve (12) directors who shall be members in good standing of the Iowa Farm Bureau Federation, and shall be elected by the stockholders of this Corporation as hereinafter provided, and said directors shall hold office until their successors are elected and qualified.

     2.  The term of office of the directors of this Corporation shall be two
(2) years and until their successors are elected and qualified.

     3. At the first annual meeting of the stockholders of this Corporation to be held in 1946, as provided in these Articles, seven (7) directors shall be elected for a term which shall expire at the next annual meeting of the stockholders and until their successors are elected and qualified; five (5) directors for a term of two years, and then at each annual meeting thereafter there shall be elected for a term of two years each as many directors as there are directors whose terms expire.

     4. Until the first annual meeting of the stockholders of this Corporation to be held in 1946, the following persons shall constitute the directors of this Corporation.

     Name                          Address
     ----                          -------

     Allan E. Kline                Vinton, Iowa
     E. Howard Hill                Minburn, Iowa
     Mrs. Raymond Sayre            Ackworth, Iowa
     A. Fletcher Aitchison         Cascade, Iowa
     J. S. Van Wort                Hampton, Iowa
     H. J. Shoemaker               Hawarden, Iowa
     J. Otto Gidel                 Lake City, Iowa
     Russell Hayes                 Prairie City, Iowa
     W. C. Molison                 Grinnell, Iowa
     Lee Stephenson                Eldon, Iowa
     W. G. Lodwick                 Sedan, Iowa
     F. A. Klopping                Underwood, Iowa


     5. Until the first annual meeting of the stockholders of this Corporation and until their successors are elected and qualified the officers of this Corporation shall be:

     Office              Name                     Address
     ------              ----                     -------

     President:          Allan B. Kline           Vinton, Iowa
     Vice-President:     E. Howard Hill           Minburn, Iowa
     Secretary:          Donald B. Groves         Des Moines, Iowa
     Treasurer:          Donald B. Groves         Des Moines, Iowa

     6. The officers of this Corporation shall be elected by the board of directors immediately following the first annual meeting of the stockholders, and thereafter immediately following each annual meeting, and shall hold office for the term of one year or until their successors are elected and qualified.

     7. The officers of this Corporation shall be a president, vice-president, secretary, treasurer, and such other officers as the board of directors may from time to time create, and the offices of secretary and treasurer may be held by the same person.

     8. The board of directors may fill all vacancies occurring in its membership, and a director elected to fill a vacancy shall serve for the unexpired term of the director whose vacancy he was elected to fill and/ or until his successor is elected and qualified.

     9. A majority of the board of directors shall constitute a quorum for the transaction of all business of the Corporation.

     10. The board of directors shall have full authority to adopt and enact regulations and rules and by-laws for the proper government of the Corporation, classify risks, promulgate rates therefor, adopt policy forms and riders, appoint agents, officers, employees or others, require bonds for such officers and employees as they may determine, issue such information as the welfare of the Corporation may require, designate depositories, hold meetings at such times and places as the business may require, and shall make a full and complete report of its doings at each annual meeting of the Corporation.

     11. The board of directors may appoint an executive committee, consisting of five (5) members, and designate a chairman thereof; the members thereof shall hold office for the term of one year or until their successors are appointed and qualified; said term, however, being subject to the will and pleasure of the board of directors. The executive committee shall have such powers and possess such authority as the board of directors shall, from time to time, by by-law or resolution vest in it.

     12. The board of directors shall have power to appoint such other committees as it may deem necessary for the efficient conduct of the business, and every such committee so created by the board shall report its doings to the meeting of the board of directors next ensuing.

     13. All conveyances of real property, releases of mortgages, liens and judgments, and all other instruments affecting real property, made by the Corporation or required by law to be made a matter of record, shall be executed by the president or vice-president and the secretary or assistant secretary and attested to by the corporate seal.

     ARTICLE VI.

     MEETINGS OF STOCKHOLDERS

     1. REGULAR ANNUAL MEETING. The first regular annual meeting of the stockholders of this Corporation shall be held in the year 1946 and all subsequent annual meetings of the stockholders of this Corporation shall be held annually, at such time and place and upon such notice as the board of directors shall, from time to time, fix and determine, provided such notice is not less than ten days and such meeting shall be held at Des Moines, Iowa.

     2. SPECIAL MEETINGS. Special Meetings of the stockholders may be called at any time by the president upon the giving of five (5) days' notice in writing by mail to the stockholders as shown by the records of this Corporation, and such meetings shall be called at any time upon the request of stockholders representing twenty-five (25%) per cent of the stock issued.

     In case the president neglects or refuses to call a meeting at the request of the stockholders, as herein provided, the stockholders may join in a call of the stockholders at a special meeting upon giving to each stockholder of record having voting privileges the same notice and in the same manner as hereinbefore provided in this section.

     3. VOTING PRIVILEGE. At all meetings of the stockholders each Common stockholder shall be entitled to one vote for each share of stock owned and held by him or it.

     ARTICLE VII.

     CORPORATE PERIOD

     This Corporation shall commence business under these Articles of Incorporation as soon as it secures certificate of incorporation from the Secretary of State of the State of Iowa, and certificate authorizing it to transact an insurance business from the Commissioner of Insurance of the State of Iowa, as by law provided, and shall have perpetual existence unless changed as by law and these Articles of Incorporation required.

     ARTICLE VIII.

     PRIVATE PROPERTY EXEMPT

     The private property of the stockholders of this Corporation shall be exempt from the debts of the Corporation and from all liability therefor.

     ARTICLE IX.

     This Corporation shall have a corporate seal and shall have inscribed thereon "Iowa Life Insurance Company, Des Moines, Iowa, Corporate Seal, " which words may be changed at any time by resolution of the board of directors.

     ARTICLE X.

     BY-LAWS

     The Board of Directors may at its pleasure make and adopt By-Laws which do not conflict with the law or these Articles of Incorporation or By-Laws adopted or ratified by the stockholders and alter or amend the same.

     ARTICLE XI.

     AMENDMENTS

     These Articles of Incorporation may be amended at any annual meeting of the stockholders or at any special meeting called for that purpose by a two-thirds vote of the stockholders having voting privileges present at such meeting, provided that no amendment shall be made or enacted unless the proposed amendment or alteration has been filed in writing with the president and with the secretary of this Corporation not less than sixty (60) days before the meeting at which the same is offered. Notice of special meeting and the proposed amendment or alteration to these Articles of Incorporation coming before such special meeting shall be given the stockholders in the same manner and for the same period of time as is required for special meetings of stockholders.

                                    STATE OF IOWA

                                      [GRAPHIC]

                                      OFFICE OF

                                THE SECRETARY OF STATE



                 TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:


I, MELVIN D. LYNHORST, SECRETARY OF STATE OF THE STATE OF IOWA, DO HEREBY CERTIFY THAT THE FOLLOWING AND HERETO ATTACHED IS A TRUE PHOTOSTATIC COPY OF Amendment to Articles of Incorporation for IOWA LIFE INSURANCE COMPANY, of
-------------------------------------------------------------------------------
Des Moines, Iowa, changing the corporate title to FARM BUREAU LIFE INSURANCE
-------------------------------------------------------------------------------
COMPANY.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

AS THE SAME APPEAR OF RECORD IN THIS OFFICE.
                                            -----------------------------------

                                        IN TESTIMONY WHEREOF, I HAVE HEREUNTO
                                   SET MY HAND AND AFFIXED THE OFFICIAL SEAL
                                   OF THE SECRETARY OF STATE AT THE CAPITOL, IN
                                   DES MOINES, THIS 4th DAY OF August,
                                   A.D. NINETEEN HUNDRED AND FIFTY-EIGHT.


                                   /s/ Melvin D. Lynhorst
                                   --------------------------------------------
                                                             SECRETARY OF STATE


                                   --------------------------------------------
                                                                         DEPUTY

                       AMENDMENT TO ARTICLES OF INCORPORATION,
                                   AS AMENDED, OF
                             IOWA LIFE INSURANCE COMPANY

KNOW ALL MEN BY THESE PRESENTS:

     That at the annual meeting of the stockholders of the Iowa Life Insurance Company, held at the Fort Des Moines Hotel, Des Moines, Iowa, on the 1st day of August, 1958, pursuant to notice in writing, stating the time, place and purpose of said meeting mailed in accordance with the provisions of the Articles of Incorporation and the laws of the State of Iowa, the following Amendment to the Articles of Incorporation, a copy of which amendment was duly filed with the president and secretary of this corporation more than sixty (60) days prior to August 1, 1958, was adopted by a UNANIMOUS vote of all of the stockholders present in person or represented by an authorized representative at said meeting:

     Amend Article I, entitled "Name," by striking all of said article, and substituting in lieu thereof the following:

     "The name of this corporation shall be 'FARM BUREAU LIFE INSURANCE
     COMPANY'."

     Amend Article IV, entitled "Capital Stock," by striking all of said article, and substituting in lieu thereof the following:

     "The authorized capital stock of this corporation is Five Hundred Thousand ($500,000.00) Dollars, divided into ten thousand (10,000) shares, of which amount four thousand (4,000) shares of the par value of Fifty ($50.00) Dollars per share, amounting to Two Hundred Thousand ($200,000.00) Dollars, is Common Stock, and six thousand (6,000) shares of the par value of Fifty ($50.00) Dollars per share, amounting to Three Hundred Thousand ($300,000.00) Dollars, is six (6%) per cent cumulative First Preferred Stock.

     The nature and definite extent and preferences and privileges granted each class is, as follows:

     Section 1. STOCK ISSUE CONDITIONS. No stock of this corporation shall be issued until this corporation has received payment in full therefor the selling price as fixed by the board of directors, which shall be not less than par, in cash or property, providing, however, that when it is issued for anything other than money it must be done in accordance with the statutes in force at the time said stock shall be issued.

     Sec. 2. COMMON STOCK. The Common Stock shall have a par value of Fifty ($50.00) Dollars per share, and the holders of record thereof shall be entitled to one vote per share at all meetings of the stockholders. The Common Stock shall be issued to and owned only by the Iowa Farm Bureau Federation and shall be issued from time to time upon application by it and upon tender and payment of the purchase price as fixed by the board of directors, which shall be not less than par. The holders of record of the Common Stock shall be entitled to vote at all meetings of the stockholders by a duly authorized representative or representatives.

     If, after providing for the payment of full dividends for any fiscal year on the First Preferred Stock and for any balance that remains due on the cumulative dividends of such First Preferred Stock, there shall remain any surplus net earnings or profits not in the opinion of the board of directors required for the operation of the business of this corporation or for the payment of its liabilities, it shall be applicable to dividends upon the Common Stock for such fiscal year when and as from time to time the same shall be declared by the board of directors, which dividend shall not be cumulative but shall only be paid as surplus net earnings or profits are available and dividends are declared. Such dividends shall be ratable in proportion to the number of shares of Common Stock issued and outstanding until dividends have been declared and set apart for the Common Stock to the extent of, but not in excess of, six (6%) per cent for any one fiscal year.

     No common stockholder shall be entitled to dividends unless it is a stockholder of record at the time of the declaration of the same.

     The Common Stock or any part thereof may be called, redeemed or retired at the option and election of the board of directors at such time or times and in such manner as it shall determine upon the payment of the purchase price paid this corporation for each share, with accrued dividends, if any, provided, however, that not less than thirty (30) days' prior notice of such intention to retire or redeem such stock shall be given the holder of such stock called for retirement or redemption in writing, post-paid, to the last known address of such stockholder as shown by the books of this corporation.

     From and after the date fixed for such retirement or redemption all dividends on the Common Stock thereby called for retirement or redemption shall, unless this corporation shall default in the payment of the redemption price, cease, and all rights of the holders thereof as Common stockholders of this corporation, except the right to receive the redemption price and accrued dividends, if any, shall cease and terminate.

     In the event of the dissolution or winding up of the business and affairs of this corporation, whether voluntary or involuntary, or in the event of the sale of all of the assets of this corporation and the distribution of the proceeds thereof, the Common stockholders of record shall, after the First Preferred stockholders have received distribution and payment of the full purchase price paid per share to this corporation, together with all unpaid accrued dividends, for their shares, as provided in Section 4 of this Article, be entitled to receive distribution of all of the remaining assets of this corporation in proportion to the purchase price paid per share to this corporation by said Common stockholder.

     Sec. 3. EXCHANGE OF ISSUED AND OUTSTANDING COMMON STOCK. Within a reasonable time after the adoption of this amended and substituted Article IV of the Articles of Incorporation of this corporation, the board of directors shall call the present issued and outstanding Common Stock of this corporation as permitted in the Articles of Incorporation, as amended, and give the thirty (30) days' notice to the holders of record of the Common Stock owned by the Iowa Farm Bureau Federation as provided in
     Section 3 of Article IV of this corporation's Articles of Incorporation, as amended, and all of the shares of the Class A Common Stock issued and of record in the name of the Iowa Farm Bureau Federation, as of the date of the adoption of this amendment, shall be surrendered up to this corporation and exchanged for such number of shares or fractional part thereof of the Common Stock authorized by this amendment as the total amount paid by the Iowa Farm Bureau Federation, at the purchase price of One and 50/100 ($1.50) Dollars per share will pay for, at the rate of Seventy-five ($75.00) Dollars per share for said Common Stock.

     Sec. 4. FIRST PREFERRED STOCK. The First Preferred Stock shall have a par value of Fifty ($50.00) Dollars per share and shall have no voting privileges, and the holders of record of the First Preferred Stock shall be entitled to receive, when and as declared by the board of directors, dividends from the net earnings of this corporation at the rate of six (6%) per cent per annum, payable annually, when and as determined by the board of directors. Such dividends shall be payable before any dividends shall be paid on or set apart for the Common stockholders, and such dividends on the First Preferred Stock shall be cumulative so that if at any dividend period dividends at the rate of six (6%) per cent per annum should not have been paid upon or set apart for the First Preferred Stock the deficiency shall be fully paid on or set apart without interest before any dividends shall be paid or declared upon the Common Stock. No first preferred stockholder shall be entitled to dividends unless he is a stockholder of record at the time of the declaration of the same.

     The First Preferred Stock may be redeemed or retired in whole or in part, at the election and option of the board of directors, at such time or times as it shall determine at the purchase price paid per share with accrued dividends, if any, provided, however, that not less than thirty (30) days' prior notice of such intention to retire or redeem such stock shall be given the holders of such stock so called for retirement or redemption by a written notice post-paid to the last known address of such stockholders as shown by the books of the corporation.

     Except as provided in the preceding paragraph, no First Preferred stockholders shall have any preferential right respecting the retirement or redemption of the shares of First Preferred Stock owned by him, but in the event less than all of the outstanding shares of First Preferred Stock are to be redeemed, such redemption may be made by lot or pro rata or by designation of stockholder or holders in such manner and basis as may be determined by the board of directors of this corporation.

     From and after the date fixed for such redemption all dividends on the First Preferred Stock thereby called for redemption shall, unless the corporation shall default in the payment of the redemption price, cease, and all rights of the holders thereof as stockholders of the corporation, except the right to receive the redemption price and accrued dividends, if any, shall cease and terminate.

     In the event of the dissolution and winding up of the business of the corporation, whether voluntary or involuntary, or in the event of the sale of all of the assets of the corporation and the distribution of the proceeds thereof, the holder of the First Preferred Stock shall be entitled to be paid in full the purchase price paid per share to this corporation, together with all unpaid dividends accrued on such shares, before any sum whatsoever shall be paid in liquidation on account of the Common Stock, and thereafter the holders of the Common Stock shall be entitled to the entire remaining assets ratably in proportion to the shares issued and outstanding.

     Sec. 5. LIMITATION ON STOCKHOLDER DIVIDENDS. No cash dividend on the capital stock of this corporation in excess of the amount required to pay dividends at the rate of six (6%) per cent per annum on the par value of the issued and outstanding First Preferred Stock shall be paid in any calendar year prior to January 1, 1946, unless the capital of the corporation, its surplus and contingency reserves shall aggregate ten (10%) per cent or more of all other liabilities of the corporation, and no cash dividend in excess of the amount required to pay dividends at the rate of six (6%) per cent per annum on the par value of the issued and outstanding First Preferred Stock shall be paid in any calendar year between January 1, 1946 and January 1, 1951, unless the capital, surplus and contingency reserves shall equal or exceed eight and one-half (8 1/2%) per cent of all other liabilities; nor shall any cash dividends in excess of the amount required to pay dividends at the rate of six (6%) per cent per annum on the par value of the issued and outstanding First Preferred Stock to be paid on the capital stock in any calendar year after January 1, 1951, unless the capital, surplus and contingency reserves shall equal or exceed seven (7%) per cent of all other liabilities.

     No cash dividend in any one calendar year in excess of the amount required to pay dividends at the rate of six (6%) per cent per annum, on the issued and outstanding First Preferred Stock, shall be paid on the capital stock unless the policyholders dividend scale of the corporation in effect for said calendar year results in an average net cost equal to or less than the average net cost to the ten legal reserve companies, other than the Farm Bureau Life Insurance Company, having the most insurance in force in the State of Iowa as of the preceding December 31st.


          For the purpose of this comparison the average net cost shall be computed on the Whole Life Plan for ages at issue at 25, 35 and 45, and for a policy issued in the amount of One Thousand ($1,000.00) Dollars, cost for above ages shall be determined from the information provided annually by recognized life insurance publications. Companies doing primarily a mail order business or operating through lodges or as fraternal organizations, as well as United States Government insurance, shall not be included in the comparison.

     Sec. 6. REGISTERED OWNER. This corporation shall be entitled to treat the person or corporation in whose name any share of stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable right or claim to any interest in such share on the part of any other person or corporation, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the State of Iowa or as may hereafter be provided.

     Sec. 7. TRANSFER OF STOCK. The shares of First Preferred Stock and Common Stock shall not be transferable.

     Sec. 8. INCREASE OR DECREASE OF STOCK. From time to time any class of stock may be increased or decreased as may be determined by vote of the stockholders present at any annual or special meeting possessing voting rights to the extent and in the manner provided by the statutes of the State of Iowa and these Articles of Incorporation, and in event it is determined to increase the amount of First Preferred Stock it shall not be necessary to secure the consent of the holders of the First Preferred Stock; provided, however, that no other class of stock shall be created having preference over the First Preferred Stock as now authorized or as may hereafter be authorized in respect to payment of dividends out of the earnings or upon liquidation or dissolution unless the amendment authorizing such change shall receive the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding First Preferred Stock voting as a class.

     Sec. 9. All persons and/or corporations or associations who shall acquire stock in this corporation shall acquire the same subject to the provisions of these Articles of Incorporation, and shall, by their subscription therefor and acceptance thereof, be bound by the said Articles of Incorporation and any amendments thereto, and the By-Laws duly adopted thereunder."

     Amend Article V, by striking all of Section 1 thereof, and substituting in lieu thereof the following:

     "Section 1. The business and affairs of this corporation shall be managed by a board of directors of not less than twelve (12) nor more than twenty-one (21), the exact number to be fixed and defined by a by-law adopted by a two-thirds (2/3) vote of the stockholders entitled to vote and present in person or represented by an authorized representative at any regular or special meeting of the stockholders of this corporation, and said by-law shall only be amended in the same manner as is provided herein for its adoption."

     Amend Article V, by striking all of Section 2 thereof, and substituting in lieu thereof the following:

     "Sec. 2. The board of directors shall be divided into two classes, district directors and directors at large, and the district directors shall be elected to serve for terms of three (3) years and until their successors are elected and have qualified, and the directors at large shall be elected to serve for terms of two (2) years and until their successors are elected and have qualified. The terms of the directors shall be on a staggered basis so that approximately one-half of the directors at large shall be elected each year and approximately one-third of the district directors shall be elected each year. The manner, method and procedure for the nomination and election of directors shall be as defined and provided in a by-law duly adopted by a two-thirds (2/3) vote of the stockholders entitled to vote and present in person or represented by an authorized representative at any regular or special meeting of the stockholders of this corporation, and said by-law shall only be amended in the same manner as is provided herein for its adoption."

     Amend Article V, by striking all of Section 3 thereof, and substituting in lieu thereof the following:

     "Sec. 3. The following named persons shall, from and after the date of the adoption of this Amendment to the Articles of Incorporation, as amended, constitute the board of directors of this corporation, and shall serve for a term expiring as of the date set opposite their names and until their successors are elected and qualified, in accordance with the terms and provisions of the By-Laws. At the annual meeting of the stockholders of this corporation held in the year of 1959, and at each annual meeting thereafter, there shall be elected such number of directors as terms expire as of the date of such annual meeting, and such additional directors, if any, as provided for in the By-Laws, to serve for the terms fixed in the By-Laws of this corporation and until their successors are elected and qualified.

                                                            Expiration Date
          Name                     Address                  of Term
          ----                     -------                  ---------------

          K. Howard Hill           Minburn, Iowa            November, 1959
          Howard Waters            Danville, Iowa           November 21, 1958
          Mrs. H. L. Witmer        Tipton, Iowa             November 21, 1958
          Clarence Myers           Blue Earth, Minn.        November, 1959
          Charles Marshall         Avoca, Nebraska          November, 1959
          John Ingels              Maynard, Iowa            November 21, 1958

                                                            Expiration Date
          Name                     Address                  of Term
          ----                     -------                  ---------------

          Wayne Keith              Burt, Iowa               November, 1960
          LeRoy Getting            Sanborn, Iowa            November 21, 1958
          Wesley Seymour           Lakeview, Iowa           November, 1959
          Harvey Moeckly           Polk City, Iowa          November 21, 1958
          Wayne J. Farmer          Van Horne, Iowa          November, 1959
          James B. Helmick         Rte. #2, Columbus
                                     Junction, Iowa         November, 1960
          R. Edwin Allen           Lucas, Iowa              November, 1959
          John Kenagy              Rte. #3, Clarinda,
                                     Iowa                   November, 1960

    Amend Article V, by striking all of Section 4 thereof.

    Amend Article V, by striking all of Section 5 thereof, and substituting in lieu thereof as Section 4 the following:

    "Sec. 4. Until the first annual meeting of the stockholders of this corporation held after the adoption of this Amendment, and until their successors are elected and qualified, the officers of this corporation shall be:

          Office                   Name                     Address
          ------                   ----                     -------

          President:               E. Howard Hill           Minburn, Iowa
          Vice-President:          Howard Waters            Danville, Iowa
          Secretary:               Kenneth Thatcher         Des Moines, Iowa
          Treasurer:               D. B. Groves             Des Moines, Iowa."

    Amend Article V, by striking all of Section 6 thereof, and substituting in lieu thereof as Section 5 the following:

    "Sec. 5. The officers of this corporation shall be elected by the board of directors immediately following each annual meeting and shall hold office for such term or until their successors are elected and qualified, as shall be provided for in the By-Laws."

    Amend Article V, by striking the numbers of Sections 7, 8, 9, 10, 11, 12 and 13, and re-numbering as "Sections 6, 7, 8, 9, 10, 11 and 12," respectively.

    Amend Article V, by striking all of Section 14 thereof, and substituting in lieu thereof as Section 13 the following:

    "Sec. 13. PROPORTIONATE REPRESENTATION. The holder or holders jointly or severally, of not less than one-fifth (1/5) of the aggregate vote of the Common Stock, but less than a majority of the vote represented by the shares of such stock, shall be entitled to nominate to be elected directors in accordance with these Articles of Incorporation. In the event such nomination shall be made, there shall be elected, to the extent that the total number to be elected is divisible, such proportionate number from the persons so nominated as the aggregate vote of the shares of stock held by persons making such nominations bear to the whole of Common shares issued; provided the holders of the minority shares of such stock shall only be entitled to one-fifth (1/5) of the total number of directors to be elected for each one-fifth of the entire voting capital stock of such corporation so held by them. This section shall not be construed to prevent the holders of a majority of the votes represented by said Common Stock from electing a majority of the directors. Vacancies occurring from time to time shall be filled so as to preserve and secure to such minority and majority stockholders proportionate representation as herein provided."

    Amend Article VI, by striking all of said Article and substituting in lieu thereof as Article VI the following:

    "Section 1. REGULAR ANNUAL MEETING. The first regular annual meeting of the stockholders of this corporation shall be held in the year 1946 and all subsequent annual meetings of the stockholders of this corporation shall be held annually at such time and place and upon such notice as the board of directors shall from time to time, fix and determine, provided such notice is not less than ten days and such meeting shall be held at Des Moines, Iowa.

    Sec. 2. SPECIAL MEETINGS. Special meetings of the stockholders, except for the election of directors, may be called at any time by the president, and shall be called by the president or secretary of this corporation upon the call of the board of directors by a resolution duly adopted so providing and directing and notice thereof shall be given the stockholders by written or printed notice stating the object, time and place of such meeting, and shall be mailed to the last known address of each stockholder as shown by the books and records of this corporation at least fifteen (15) days prior to such meeting."

    Sec. 3. VOTING PRIVILEGE. At all meetings of the stockholders each Common stockholder shall be entitled to one vote for each share of stock owned and held by him or it."

    Amend Article IX, by striking all of said Article and substituting in lieu thereof as Article IX the following:

    "This corporation shall have a corporate seal and shall have inscribed thereon 'Farm Bureau Life Insurance Company, Des Moines, Iowa, Corporate Seal.'"

    Amend Article X, by striking all of said Article and substituting in lieu thereof as Article X the following:

    "The board of directors may, at its pleasure, make and adopt By-Laws and amend the same which do not conflict with the law of the Articles of Incorporation, as amended from time to time, or the By-Laws adopted by the stockholders. No amendment shall be made to any By-Law which has been adopted by the stockholders unless the proposed amendment or alteration has been filed in writing with the president and with the secretary of the corporation not less than sixty (60) days prior to the meeting at which the amendment is to be offered and voted upon."

                                     CERTIFICATE

    The President and Secretary of this corporation were duly authorized and directed to sign, acknowledge, record, and do all things which are by law required to execute, complete and carry into effect the within and foregoing amendment to the Articles of Incorporation. We, E. Howard Hill and Kenneth Thatcher, Chairman and Secretary, respectively, of said meeting, do hereby certify the above to be a true and correct statement of the proceedings of the stockholders at the above named meeting.

                                            /s/ E. Howard Hill
                                            ---------------------------------
                                                      Chairman

                                            /s/ Kenneth Thatcher
                                            ---------------------------------
                                                      Secretary

    In conformity with the above resolution we, the President and Secretary, respectively, of said corporation, have executed this instrument, and do hereby sign and acknowledge the same for and on behalf of the said corporation this 1st day of August, A. D., 1958.

                                            /s/ E. Howard Hill
                                            ---------------------------------
                                                      President

                                            /s/ Kenneth Thatcher
                                            ---------------------------------
                                                      Secretary

[STAMP]

                                                       [STAMP]

STATE OF IOWA
              SS.
COUNTY OF POLK

    BE IT REMEMBERED, that on this 1st day of August, A. D., 1958, before me, a Notary Public in and for said county and state, personally appeared E. Howard Hill and Kenneth Thatcher, each being to me personally known, who being by me duly sworn did say, that they are the President and Secretary, respectively, of the Iowa Life Insurance Company, and that the foregoing instrument was signed and sealed on behalf of said corporation by authority of its stockholders, and that they acknowledge said instrument to be the voluntary act and deed of said corporation, by them voluntarily executed.

                                            /s/
                                            ---------------------------------
                                                 Notary Public in and for
                                                    POLK COUNTY, IOWA


[SEAL]